Exhibit 10.8

PRINCIPAL INVESTOR AGREEMENT

by and among

Broadcasting Media Partners, Inc.

Broadcast Media Partners Holdings, Inc.

Umbrella Acquisition, Inc.

and

the Principal Investors

Dated as of March 29, 2007

PRINCIPAL INVESTOR AGREEMENT

This Principal Investor Agreement (the “Agreement”) is made as of March 29, 2007 by and among:

(i)	Broadcasting Media Partners, Inc., a Delaware corporation (f/k/a Umbrella Holdings, LLC, and together with its successors and permitted assigns, the “Company”);

(ii)	Broadcast Media Partners Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, “Midco”);

(iii)	Umbrella Acquisition, Inc., a Delaware corporation (“Acquisition Sub”); and

(iv)	each Person executing this Agreement as a Principal Investor (collectively with their Permitted Transferees and so long as they are members of a Principal Investor Group, the “Principal Investors”).

RECITALS

1. Each of the Company, Midco and Acquisition Sub, has been formed for the purpose of engaging in a transaction in which Acquisition Sub will be merged with and into Univision Communications Inc. (“Univision”), with Univision surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between the Company, Acquisition Sub and Univision dated as of June 26, 2006 (as amended from time to time, the “Merger Agreement”). The rights and obligations of “Opco” hereunder shall refer to the rights and obligations of Acquisition Sub at all times prior to the consummation of the Merger, and thereafter shall refer to the rights and obligations of Univision, as a successor entity to Acquisition Sub, and its successors and permitted assigns.

2. On the date hereof, the Principal Investors and certain other investors will, in exchange for cash, acquire Class A Stock and Class L Stock from the Company and Preferred Stock from Midco. The cash proceeds received by the Company in exchange for such Class A Stock and Class L Stock are referred to as the “Class A and L Proceeds”. The cash proceeds received by Midco in exchange for such Preferred Stock are referred to collectively with the Class A and L Proceeds as the “Proceeds”. Prior to the Closing (as defined below), the Company will contribute all the Class A and L Proceeds and all the issued and outstanding common stock of Acquisition Sub to Midco in exchange for common stock of Midco, and the Company will thereby hold all of the issued and outstanding common stock of Midco, and Acquisition Sub will thereby become a wholly owned subsidiary of Midco. Thereafter, Midco will contribute all the Proceeds to Acquisition Sub.

3. Upon the Closing, shares of common stock of Acquisition Sub shall be automatically converted into shares of common stock of Univision, and Midco will thereby hold all of the issued and outstanding common stock of Univision.

4. Immediately following the Closing, the Common Stock, the Preferred Stock and all Convertible Securities (as defined below) of the Principal Investors will be held as set forth on Schedule I hereto.

5. In connection with the acquisition of such securities, the Company, Midco, Opco, the Principal Investors and certain other stockholders of the Company and Midco have entered into a stockholders agreement dated as of the date hereof (as in effect from time to time, the “Stockholders Agreement”) and a participation, registration rights and coordination agreement dated as of the date hereof (as in effect from time to time, the “Participation, Registration Rights and Coordination Agreement”).

6. The parties believe that it is in the best interests of the Company, Midco, Opco and the Principal Investors to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1. Closing. This Agreement shall become effective upon the issuance of Shares to the Principal Investors in anticipation of the consummation of the closing of the Merger pursuant to the terms and conditions of the Merger Agreement (the “Closing”).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 8 hereof.

2.	CONSENT RIGHTS.

2.1. Actions that Require Principal Investor Approval.

2.1.1. Actions that Require Majority Principal Investor Approval. In addition to any other approval required by the organizational documents of the Company, Midco or Opco or by applicable law, the parties hereto agree that the approval of the Majority Principal Investors shall be required for any of the Company, Midco or Opco to take any of the following actions, and the Company, Midco and Opco shall not, and shall cause their respective subsidiaries not to, take any of the following actions without the written approval of the Majority Principal Investors:

(i) Charter; By-laws; Stockholders Agreements.

(a) Amend, restate, modify or waive any provisions of the certificate of incorporation or by-laws of the Company, Midco, Opco or any subsidiary thereof;

(b) amend or waive any provisions of the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement; or

(c) exercise any rights of the Majority Principal Investors under the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement, or the certificate of incorporation of the Company or Midco (including under sections 4.8.2 and 5 of the Company’s certificate of incorporation).

(ii) Drag Along rights. Exercise the “Drag Along” rights pursuant to Sections 4.2 or 4.3 of the Stockholders Agreement.

(iii) Change of Control. Effect a Change of Control.

(iv) Strategic Investors. Enter into or effect any transaction or series of related transactions involving the issuance and/or sale of equity securities, debt securities, Convertible Securities, or rights to acquire equity securities, debt securities or Convertible Securities of the Company or any subsidiary thereof, to any Strategic Investor or any Affiliate or co-investor thereof; provided, that the consent of any Principal Investor or Principal Investor Group, as applicable, shall be required for any such transaction or series of transactions that Discriminates against the rights of such Principal Investor or Principal Investor Group hereunder, under the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement, as compared to the other Principal Investors or Principal Investor Groups. For the avoidance of doubt, permitting the SCG Investors to retain Shares after giving effect to a transaction involving a Strategic Investor (provided such transaction is consummated on or prior to September 30, 2008) that have an initial cost of at least $250,000,000 shall not be deemed as Discrimination against the rights of a Principal Investor or a Principal Investor Group.

(v) Recapitalization. Enter into or effect any transaction or series of related transactions that would effect a recapitalization or reclassification of the Company’s or Midco’s securities or any of their subsidiaries’ (other than wholly-owned subsidiaries) securities, including recapitalization into any form of Convertible Securities or prepaid warrants.

(vi) Indebtedness. Other than borrowings under the Existing Debt Documents or any other debt agreement which was previously approved by the Majority Principal Investors, incur any indebtedness, assume, guarantee, endorse or otherwise become responsible for the indebtedness of any other Person (provided that the Company or any of its direct or indirect subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 2.1.1(vi)), issue any debt securities, enter into any agreement under which it may incur indebtedness or issue debt securities in the future, in an aggregate amount in excess of $100,000,000 for all such matters.

(vii) Equity Issuances. Authorize, create or issue any equity securities or Convertible Securities of the Company or any of its subsidiaries (except as may be issued to the Company or any of its wholly-owned subsidiaries), issue any rights to acquire any equity securities or Convertible Securities of the Company or any of its subsidiaries or grant any registration rights in respect of any such securities or rights, except for equity securities, Convertible Securities, or rights to acquire equity securities or Convertible Securities and piggyback registration rights issued or granted pursuant to management incentive plans approved pursuant to Section 2.2.2.

(viii) Size of the Board. Prior to the closing of the Initial Public Offering, expand the number of members of the Board to more than seventeen (17).

(ix) Prepayment or Modification of Debt. Voluntarily prepay debt of the Company or any of its subsidiaries in an amount in excess of $100,000,000 in any 12-month period (including debt incurred under the Existing Debt Documents, other than the Revolving Credit Facility) or amend or waive any material provisions of any agreement, indenture or similar instrument governing the terms of any indebtedness or debt securities of the Company or any of its subsidiaries with a principal amount in excess of $100,000,000 (including material provisions of the Existing Debt Documents).

(x) Repurchase of Securities, Exercise of Call Rights, Payment of Dividends. Prior to the closing of the Initial Public Offering, (a) enter into or effect any transaction or series of related transactions involving the repurchase, exercise of call rights, redemption or other acquisition of securities of the Company or any of its direct or indirect subsidiaries from any Investor or (b) declare or pay any dividend or make any other distributions of payments by the Company or any of its subsidiaries (other than dividends or distributions payable to the Company or any of its wholly-owned subsidiaries).

(xi) Bankruptcy, etc. Commence a voluntary case under the U.S. bankruptcy code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law; consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; make a general assignment for the benefit of creditors; or adopt a plan of complete or partial liquidation or dissolution.

(xii) Program License Agreement. Notwithstanding other provisions of Section 2.1.1, (a) amend, restate, modify or waive any provision of, or extent the term of, (1) the Second Amended and Restated License Agreement by and between Televisa Internacional, S.A. de C.V. and Opco dated as of December 19, 2001, (2) the Amended and Restated International Program Rights Agreement by and among Grupo Televisa, S.A., Venevision International, Inc. and Opco dated December 19, 2001, or (3) the Participation Agreement by and among Grupo Televisa S.A., Corporacion Venezolana de Television (Venevision) C.A., Messrs. A. Jerrold Perenchio, Gustavo A. Cisneros and Ricardo J. Cisneros and Opco dated as of October 2, 1996, (b) enter into any agreement, commitment or arrangement with Televisa or Venevision related to the same or comparable programming and other media rights embodied in the agreements referred to in clauses (1)—(3) above, or, if so approved by the Majority Principal Investors, thereafter amend, restate, modify or waive any provision thereof, or (c) settle or compromise any claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity, with Grupo Televisa, S.A. or any affiliate thereof or relating to any of the agreements referred to in clauses (a) or (b) above.

(xiii) Annual Budget. Approve the annual budget of the Company and its subsidiaries, modify in any material respect any such budget or take any action that is or would be reasonably likely to result in a material variance therefrom; provided, however, that if such budget, modification or action would have received the approval of the Majority Principal Investors but for the failure of one or more Non Voting Principal Investors to approve same, then the Company shall continue its operations in accordance with the annual budget most recently approved under this Section 2.1.1(xiii), increased by 5% each fiscal year with respect to which an annual budget is not approved.

(xiv) Certain Litigation. Settle or compromise any material claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity involving (a) a claim against or potential loss by the Company and/or its subsidiaries in excess of $100,000,000 or (b) a claim against the Company and/or its subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Business.

(xv) Material Agreements. Subject to paragraphs xii, xvi-xix of this Section 2.1.1, enter into, modify or amend in any material respect, or waive any material right under (a) any Contract providing for the payment to or by the Company or any of its subsidiaries of more than

$100,000,000; provided, that such Contracts do not relate to the acquisition, production or scheduling of programs, (b) any Contract relating to the acquisition of network programming that accounts for more than five (5) hours per week of the programming on a majority of the owned and operated stations of the Company and its subsidiaries, (c) any carriage or retransmission agreement with EchoStar, DirecTV, Comcast, Charter Communications or Time-Warner or their respective subsidiaries involving more than 500,000 subscribers, and (d) any Contract providing for the payment by the Company or any of its subsidiaries of compensation (including equity incentives) to Haim Saban and/or his Affiliates.

(xvi) Employment Agreements. Enter into or modify or amend in any material respect, or waive any material right under, any employment agreement with, or agree to provide other cash or equity based compensation (including stock options, carried interest and benefit packages), to any senior executive of the Company or its subsidiaries, providing for the payment by the Company or any of its subsidiaries of more than $5,000,000 and that would result in such senior executive being amongst the Company’s and its subsidiaries’ ten (10) highest paid employees, other than (a) agreements for “on air” talent, and (b) entering into those employment and compensation agreements and arrangements that will be in effect as of the date hereof.

(xvii) Acquisition of Assets. Enter into or effect any transaction or series of related transactions involving the purchase, rent, lease, license in, exchange or other acquisition (by merger, consolidation or otherwise) by the Company, Midco, Opco or any of their respective subsidiaries of (a) any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value in excess of $250,000,000 per transaction or series of related transactions other than (i) transactions solely between and among the Company, Midco, Opco and/or any of their wholly owned subsidiaries, and (ii) purchases, rentals, leases, licenses, exchanges and other acquisitions of inventory, equipment and supplies in the ordinary course of business, (b) any radio station or television station in a top twenty (20) DMA for consideration (including assumed debt) having a fair market value in excess of $100,000,000, or (c) any programming involving payment(s) in excess of $100,000,000.

(xviii) Sale of Assets. Enter into or effect any transaction or series of related transactions involving the sale, lease out, license out, exchange or other disposition (including by merger, consolidation or otherwise) by the Company or any of its subsidiaries of (a) any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value in excess of $250,000,000 per transaction or series of related transactions other than (i) transactions solely between and among any of the Company, Midco, Opco and/or any of their wholly owned subsidiaries and (ii) sales, leases, licenses, exchanges or other dispositions of products and services of the Company’s business in the ordinary course of business, (b) any television station or radio station in a top twenty (20) DMA and for consideration (including assumed debt) having a fair market value in excess of $100,000,000, or (c) any programming involving payment(s) in excess of $100,000,000.

(xix) Investments. (a) Make any loan, advance or capital contribution to any Person (other than the Company, Midco, Opco or any of their wholly owned subsidiaries) (i) in an amount in excess of $250,000,000 per transaction or series of related transactions, (ii) involving any radio station or television station in a top twenty (20) DMA and involving payment(s) by the Company and/or any subsidiary in excess of $100,000,000, or (iii) in connection with any programming involving payment(s) in excess of $100,000,000, or (b) enter into any joint venture or strategic alliance which (i) commits the Company and its subsidiaries to a financial commitment in excess of (1) $250,000,000 for any such joint venture or alliance or series of related joint ventures or alliances (other than such joint venture(s) or alliance(s) relating to programming), or (2) $100,000,000 for any such joint venture or alliance or series of related joint ventures or alliances relating to programming, or (ii) involves any radio station or television station in a top twenty (20) DMA and involves a payment by the Company and its subsidiaries in excess of $100,000,000.

(xx) Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

2.1.2. Receipt of Confidential Information. A Conflicted Principal Investor will have the right to grant or withhold its approval on the matters set forth in Section 2.1.1 hereof and participate in discussions with respect thereto notwithstanding that such Conflicted Principal Investor may not be entitled to Confidential Information pertaining to such matter pursuant to the terms of this Agreement and/or the Stockholders Agreement; provided that such right to approve and participate in such approval process shall not imply that any Conflicted Principal Investor is entitled to any such Confidential Information.

2.1.3. Actions that Require Majority Voting Principal Investor Approval. In addition to any other approval required by the organizational documents of the Company, Midco or Opco or by applicable law, the parties hereto agree that the approval of the Majority Voting Principal Investors shall be required for any of the Company, Midco or Opco to take any of the following actions, and the Company, Midco and Opco shall not, and shall cause their respective subsidiaries not to, take any of the following actions without the written approval of the Majority Voting Principal Investors:

(i) Boards of Directors. Prior to the closing of the Initial Public Offering, (a) elect any director to the Board pursuant to Section 2.4.1(ii), or (b) amend Section 2.6 hereof.

(ii) Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

2.2. Actions that Require Board Approval. In addition to any other approval required by this Agreement or the organizational documents of the Company, Midco or Opco or by applicable law, the parties hereto agree that the approval of the Board (or a committee thereof to which it delegates authority with respect to such matter in accordance with this Agreement) shall be required for any of the Company, Midco or Opco to take any of the following actions, and the Company, Midco and Opco shall not, and shall cause their respective subsidiaries not to, take any of the following actions without the approval of the Board (or a committee thereof to which it delegates authority with respect to such matter in accordance with this Agreement):

2.2.1. Management Incentive Plan. Adopt or make a material amendment to any cash or equity based management incentive plan.

2.2.2. Executive Officers. Hire or remove, with or without cause, or enter into, renew, materially modify or terminate, or waive any material rights under, any employment contract with, any executive officer of the Company, Midco or Opco from time to time.

2.2.3. Management Equity Repurchases. Enter into or effect any transaction or series of related transactions involving the repurchase, redemption or other acquisition of securities, or options or rights to acquire any securities, of the Company or any of its subsidiaries from any Person who is or was an executive officer or manager thereof.

2.2.4. Auditors. Engage or terminate the engagement of the Company’s auditors.

2.2.5. Litigation. Settle or compromise any material claim, suit, action, arbitration or other proceeding whether administrative, civil or criminal, in law or in equity.

2.2.6. Financial Adviser. Engage investment bankers or financial advisers for the provision of financial, managerial and/or operational advice in connection with the Company’s business.

2.2.7. Related Party Transaction. Enter into, modify or amend, or waive any material rights under, any transaction or agreement between the Company or one of its subsidiaries, on the one hand, and Affiliates of the

Company or any of its subsidiaries, any current or former officer or director of the Company or any of its subsidiaries, on the other, other than transactions or agreements with a member of a Principal Investor Group or one of its Affiliates, which shall be governed by Section 2.3.1.

2.2.8. Committees of the Board. (a) Modify the composition of any committee of the Board other than in accordance with the terms of this Agreement, or (b) create any new committee of the Board to which the Board delegates authority (which, if approved by the Board must be a delegation of authority not inconsistent with this Agreement and is in accordance with Section 2.5).

2.2.9. Joint Ventures and Alliances. Enter into any joint venture or strategic alliance which has an aggregate value in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year.

2.2.10. Acquisition of Assets. Enter into or effect any transaction or series of related transactions involving the purchase, rent, lease in, license in, exchange or other acquisition (whether by merger, consolidation or otherwise) by the Company or any of its subsidiaries of any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value (as reasonably determined by the Board) in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year, other than (a) transactions solely between and among any of the Company, Midco, Opco and/or any of their wholly owned subsidiaries, and (b) purchases, rentals, leases, licenses, exchanges or other acquisitions of inventory, equipment and supplies in the ordinary course of business.

2.2.11. Sale of Assets. Enter into or effect any transaction or series of related transactions, involving the sale, lease out, license out, exchange or other disposal (including by merger, consolidation or otherwise) by the Company or any of its subsidiaries of any assets (including equity interests in any Person) for consideration (including assumed liabilities) having a fair market value (as reasonably determined by the Board) in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year, other than (a) transactions solely between and among any of the Company, Midco, Opco and/or any of their wholly owned subsidiaries, and (b) sales, leases, licensing, exchanges or other disposition of products and services of the Company’s business in the ordinary course of business.

2.2.12. Investments. Make any loan, advance or capital contribution to any Person (other than the Company, Midco, Opco or any of their wholly owned subsidiaries), in an amount in excess of $10,000,000 per transaction or series of related transactions, or in excess of $25,000,000 in the aggregate in any fiscal year.

2.2.13. Capital Expenditures. Increase the Company’s capital expenditure level by 5% or more than the capital expenditure level set in the Company’s approved annual budget applicable for such fiscal year.

2.2.14. Material Agreements. (i) Enter into, modify or amend in any material respect, or waive any material right under, any Contract providing for the payment to or by the Company or any of its subsidiaries of more than $25,000,000 in any twelve (12) month period, other than, in the case of Contracts providing for payments to the Company or any subsidiary thereof, entered into in the ordinary course of business, (ii) enter into any new, extend the term of, materially amend or materially modify any music distribution agreement or (iii) enter into, modify or amend any carriage or retransmission agreements involving in excess of 500,000 subscribers.

2.2.15. Annual Budget. Approve the annual operating budget of the Company and its subsidiaries, modify in any material respect any such budget or take any action that is or would be reasonably likely to result in a material variance therefrom.

2.2.16. Announcements. Approve or make any material public release or announcement concerning the Company and its subsidiaries as a whole.

2.2.17. Agreements or Commitments. Enter into any agreement or otherwise obligate or commit the Company or any of its subsidiaries to do any of the foregoing.

2.3. Other Restricted Actions.

2.3.1. In addition to any approval required by Sections 2.1 or 2.2, the parties hereto agree that any transaction or agreement between the Company or one of its subsidiaries, on the one hand, and a member of a Principal Investor Group or one of its Affiliates, on the other, shall require the consent of the Principal Investor Majority unless all Principal Investor Groups are parties to such transaction or agreement on a pro rata basis.

2.3.2. Each of the Principal Investor Groups agrees that it will not amend, modify or waive any of the following, unless such amendment, modification or waiver is approved by each Principal Investor Group:

(i) any provision of Section 3 (Transfer Restrictions), Section 5 (Holder Lock-Up) or Section 7 (Legends) of the Stockholders Agreement or Section 4 (Transfer Restrictions) or Section 9 (Legends) of the Participation, Registration Rights and Coordination Agreement, or any other provision of this Agreement or the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement that imposes additional transfer restrictions on the Principal Investors or reduces the transfer restrictions imposed on any Principal Investor without a corresponding reduction in the transfer restrictions imposed on all other Principal Investors;

(ii) any provision of Section 4 of the Stockholders Agreement (“Tag Along” and “Drag Along” Rights and Right of First Offer) that (x) reduces the Principal Investors’ rights as a Participating Seller (or their right to become a Participating Seller) under Section 4.1 of the Stockholders Agreement or (y) increases the Principal Investors’ obligations as a Participating Seller (or adversely modifies the circumstances under which they can be required to be a Participating Seller);

(iii) any provision of the definition of Principal Investor Group, Majority Principal Investors, Competitor, Conflicted Principal Investor, Majority Non Conflicted Principal Investors, Voting Principal Investor Groups, or Majority Voting Principal Investors in any of the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement or this Agreement that changes such definition so as to raise the threshold criteria to remain a Principal Investor Group or as to change the criteria for determining the Majority Principal Investors, a Competitor, a Conflicted Principal Investor, Majority Non Conflicted Principal Investors, Voting Principal Investor Groups or Majority Voting Principal Investors, as the case may be;

(iv) the Information Rights available to the Principal Investors under Section 7.1 of the Participation, Registration Rights and Coordination Agreement in a manner that reduces such rights;

(v) the definitions of Participation Shares or Participation Portion in the Participation, Registration Rights and Coordination Agreement that reduces the rights of a Principal Investor to participate in issuances of securities pursuant to Section 2 thereof;

(vi) prior to the Qualified Public Offering, the definition of Minimum Total Combined Investment in this Agreement or the Stockholders Agreement that increases the initial cost of shares of Common Stock threshold set forth herein;

(vii) prior to the Initial Public Offering, Section 2.4 hereof in a manner that reduces the number of directors each Principal Investor Group is entitled to designate or nominate;

(viii) Section 10.7 or 10.8 of the Stockholders Agreement, Section 11.7 or 11.8 of the Participation, Registration Rights and Coordination Agreement;

(ix) Section 3 of the Participation, Registration Rights and Coordination Agreement that materially reduces or restricts the rights of a Principal Investor to initiate or participate in registered offerings of Common Stock;

(x) Section 9.9 of this Agreement that materially reduces the indemnification rights set forth therein;

(xi) Section 8.3 of the Participation, Registration Rights and Coordination Agreement and Section 8.3 of the Stockholders Agreement that materially reduces or restricts the rights of a Principal Investor to withdraw from such agreements; or

(xii) the certificate of incorporation of the Company to effect a reverse stock split in which any of the Stock held by any Principal Investor is converted into the right to receive cash in lieu of a fractional share;

provided, that any amendment to the definitions used in such provisions (only to the extent any such amendment would have an effect contrary to the intent set forth in any of clauses (i) through (xii) immediately above) shall also require the consent of each Principal Investor Group; provided, however, that the consent of any Principal Investor or Principal Investor Group, as applicable, shall be required for any amendment, modification or waiver to the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement, the organizational documents of the Company or Midco or this Agreement that Discriminates against the rights of such Principal Investor or Principal Investor Group, as applicable, as compared to the other Principal Investors or Principal Investor Groups, as applicable; provided, further, that notwithstanding any provision to the contrary, the certificate of incorporation of the Company may be amended in any way in connection with the Initial Public Offering so long as the Majority Principal Investors consent to such amendment and such amendment does not Discriminate against any Principal Investor or Principal Investor Group that has not consented thereto; and provided, further, that any Principal Investor or Principal Investor Group may waive any right of such Principal Investor or Principal Investor Group hereunder by an instrument in writing signed by such Principal Investor or Principal Investor Group.

2.3.3. In connection with any vote or action of the stockholders of the Company or any subsidiary thereof relating to any of the following matters, each of the Principal Investor Groups agrees that it will not consent to, or vote in favor of, the following matters, unless the following is approved by each Principal Investor Group:

(i) The repurchase, exercise of call rights or other acquisition of securities of the Company or Midco from, or require the sale of securities of the Company or Midco by, the Principal Investor Groups which is not on a pro rata basis (other than non pro rata repurchase, exercise, other acquisition or requirement of sale, in the case of (i) de minimis differences, and (ii) in connection with a Strategic Investor Transaction, permitting the SCG Investors to retain, after giving effect to such Strategic Investor Transaction, Shares that have an initial cost of at least $250,000,000); or

(ii) Any action pursuant to Section 3.2.1(b)(iii) of the Participation, Registration Rights and Coordination Agreement in a manner that Discriminates against Principal Investor Groups;

provided, that notwithstanding any provision to the contrary, the certificate of incorporation of the Company may be amended in any way in connection with the Initial Public Offering so long as the Majority Principal Investors consent to such amendment and such amendment does not Discriminate against any Principal Investor or Principal Investor Group that has not consented thereto; and provided, further, that any Principal Investor or Principal Investor Group may waive any right of such Principal Investor or Principal Investor Group hereunder by an instrument in writing signed by such Principal Investor or Principal Investor Group.

2.4. Board of Directors.

2.4.1. Each Principal Investor hereby agrees to vote, or cause to be voted, all Shares over which such Principal Investor has the power to vote or direct the voting (including pursuant to a proxy granted under Section 2.1.3 of the Stockholders Agreement), and will take all necessary or desirable actions within such Principal Investor’s control, and the Company will take all necessary or desirable actions within its control, to cause the authorized number of directors to be established at up to seventeen (17) directors or such greater number approved pursuant to Section 2.1.1(viii), and to elect or appoint or cause to be elected or appointed to the Board and cause to be continued in office:

(i)(A) three (3) designees of each Voting Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding two and one third (2 1/3) times the Minimum Total Combined Investment; (B) two (2) designees of each Voting Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding one and two thirds (1 2/3) times the Minimum Total Combined Investment, but less than two and one third (2 1/3) times the Minimum Total Combined Investment; and (C) one (1) designee of each Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding the Minimum Total Combined Investment, but less than one and two thirds (1 2/3) times the Minimum Total Combined Investment; provided, that a Voting Principal Investor Group can assign its right to designate member(s) of the Board (x) to any Affiliated Fund which is, alone or together with its Affiliates, a Voting Principal Investor, or (y) subject to the consent of the Majority Voting Principal Investors, to a Person that acquires all Shares held by such Principal Investor Group at such time and becomes a party to this Agreement as a Principal Investor;

(ii) up to three (3) designees of the Majority Voting Principal Investors, who shall be members of the management of Opco, reputable industry experts who are not affiliated with any Principal Investor and/or other Investors; and

(iii) the Board Nominees approved by the Board pursuant to the provisions of Section 2.4.2.

2.4.2.(i) Each Non Voting Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding two and one third (2 1/3) times the Minimum Total Combined Investment shall be entitled to nominate three (3) members to the Board (each a “Board Nominee”); (ii) each Non Voting Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding one and two thirds (1 2/3) times the Minimum Total Combined Investment, but less than two and one third (2 1/3) times the Minimum Total Combined Investment shall be entitled to nominate two (2) Board Nominees; and (iii) each Non Voting Principal Investor Group which holds shares of Common Stock representing a Total Combined Investment (without taking into account holdings of Co-Investment Vehicles that are part of such Group) equal to or exceeding the Minimum Total Combined Investment, but less than one and two thirds (1 2/3) times the Minimum Total Combined Investment shall be entitled to nominate one (1) Board Nominee; provided, that in no event shall such nominee(s) be an employee(s) of the Non Voting Principal Investor Group or any Affiliate thereof, or an officer, director (or observer to the Board), employee, agent, equityholder (other than a holder of up to 1% of the common stock of a publicly traded company) or other Affiliate of a Competitor. The Board shall be entitled, in its sole discretion, to appoint such nominees to the Board and to remove such nominees from the Board, with or without cause; provided, that if any such nominee is not appointed to the Board or removed therefrom, the Non Voting Principal Investor Group that nominated such individual shall be entitled to nominate his or her replacement. A Non Voting Principal Investor Group can assign its right to nominate Board Nominees (A) to any Affiliated Fund, or (B)

subject to the consent of the Majority Principal Investors, to a Person that acquires all Shares held by such Non Voting Principal Investor Group at such time and becomes a party to this Agreement.

2.4.3. Each Non Voting Principal Investor Group shall be permitted to designate one non-voting observer to the Board and its committees (a “Board Observer”) for so long as such Non Voting Principal Investor Group retains the right to nominate a director to the Board pursuant to Section 2.4.2. If such Non Voting Principal Investor Group does not nominate the maximum number of Board Nominees it is entitled to nominate to the Board pursuant to Section 2.4.2 (or if such individuals are not or have not been elected to, or are removed from, the Board and not replaced by another Board Nominee of such Non Voting Principal Investor Group), such Non Voting Principal Investor Group may designate one or more Board Observer(s) in lieu of such Board Nominee(s), but the total number of Board Observers designated pursuant to this Section 2.4.3 shall not exceed the maximum number of Board Nominees that the Non Voting Principal Investor Group is eligible to nominate pursuant to Section 2.4.2. Board Observer(s) shall not be an officer or employee of a Competitor. In the event such Board Observer(s) is a director (or observer to the board), equityholder (other than a holder of up to 1% of the common stock of a publicly traded company) or an Affiliate of a Competitor (“Conflicted Board Observer”), such Board Observer(s) shall recuse himself or herself (and the Board may require such Board Observer(s) to be recused) from that portion of any meetings of the Board or committees thereof during which matters pertaining to any sector of the Business (including television, radio, music recording and publishing and Internet portals) that competes with such Competitor will be discussed, as determined by the Board or applicable committee. The Company shall, at any time, provide the Board Observer with (x) notice of all meetings of the Board and its committees and (y) provide all information delivered to the members of the Board and its committees prior to such meetings at the same time such notice and information is delivered to the members of the Board and its committees; provided, that such Board Observer shall enter into a confidentially agreement substantially in the form to be approved by the Board with respect to such information; and provided, further, that if any such information is Confidential Information with respect to which the Non Voting Principal Investor that appointed such Board Observer is deemed a Conflicted Principal Investor, such information shall not be provided to the Board Observer. Notwithstanding any provision hereof to the contrary, the Board, in its good faith judgment, shall be entitled to require a Board Observer to be excluded from any portion of a Board meeting or a meeting of its committees when the Board discusses any matters relating to Confidential Information with respect to which the Non Voting Principal Investor that appointed such Board Observer is deemed a Conflicted Principal Investor.

2.4.4. The Board shall hold no less than one (1) meeting per fiscal quarter. At each meeting of the Board (or committee thereof) at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting. A majority of the Board, including designees of at least three (3) Principal Investor Groups, shall constitute a quorum. Except as may be otherwise provided by law, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board.

2.4.5. If at any time any director ceases to serve on the Board (whether due to resignation, removal or otherwise), the Principal Investor Group that designated or nominated such director shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 2.4.1 or 2.4.2 above, as applicable. Each Principal Investor that is a party hereto agrees to vote, or cause to be voted, all Shares over which such Principal Investor has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy. For the avoidance of doubt, such voting agreement shall not apply with respect to directors nominated pursuant to Section 2.4.2.

2.4.6. Each member of the Board and each Board Observer shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board or any committee thereof.

2.5. Committees of the Board. The Company shall, and each Principal Investor shall use its reasonable best efforts to, cause the Board to maintain the following committees: (a) an Executive Committee, (b) an Audit Committee, (c) a Compensation Committee, (d) Advisory Committee, and (e) any other committee as the Board shall determine in its discretion, subject to Section 2.2.8.

2.5.1. Executive Committee. The Executive Committee will be comprised of one (1) director designated by each Voting Principal Investor Group, and one (1) Board Nominee nominated to the Board by each Non Voting Principal Investor, as elected by the Board, except to the extent any Principal Investor Group waives its right to have its elected director be a member of the Executive Committee. The chairman of the Executive Committee will be elected by a majority of the members of the Executive Committee. The role of the Executive Committee will be to call Board meetings, set the agenda for such meetings, identify issues to be considered by the Board and liaise with the Company’s, and its subsidiaries’, senior executive management; provided that the Executive Committee shall not be delegated the power to act as the Board.

2.5.2. Audit Committee. The Audit Committee will be comprised of three (3) directors designated by the Majority Voting Principal Investors. The chairman of the Audit Committee will be elected by a majority of the members of the Audit Committee. The role of the Audit Committee will be to determine the Company’s audit policies, review audit reports and recommendations made by the Company’s internal audit staff and its independent auditors, meet with the Company’s independent auditors, oversee the independent auditors, and recommend the Company’s engagement of independent auditors.

2.5.3. Compensation Committee. The Compensation Committee will be comprised of three (3) directors designated by the Majority Voting Principal Investors. The chairman of the Compensation Committee will be elected by a majority of the members of the Compensation Committee. The role of the Compensation Committee will be to determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits) consistent with compensation of companies similar to the Company.

2.5.4. Advisory Committee. The Advisory Committee will be comprised of (i) one (1) director designated by each Voting Principal Investor Group, (ii) one (1) Board Nominee nominated to the Board by each Non Voting Principal Investor, as elected by the Board, and (iii) the Company’s Chief Executive Officer (as a non-voting observer), except to the extent any Principal Investor Group waives its right to have its elected director be a member of the Advisory Committee. The chairman of the Advisory Committee will be elected by a majority of the members of the Advisory Committee. The role of the Advisory Committee will be to liaise with the Company’s and its subsidiaries’ management in the ordinary course of business; provided that the Advisory Committee shall not be delegated the power to act as the Board.

2.6. Midco and Opco’s Directors. The Company will cause the boards of directors of Midco and Opco to consist at all times of the same members as the Board of the Company at such time; provided, that a Principal Investor Group may, by notice to the Company and the other Principal Investor Groups, have a different person serve as a director of Midco and/or Opco than such Principal Investor Group elected to the Board. Each of Midco and Opco shall, and the Company shall use its best efforts to cause the board of directors of each of Midco and Opco to, maintain at all times such committees as the Company at such time, with the same member composition; provided, that a Principal Investor Group may, by notice to the Company and the other Principal Investor Groups, have a different person serve on a committee of Midco or Opco than serves on the corresponding committee for the Company.

2.7. Further Assurances. The Company, Midco and Opco will not give effect to any action by any Principal Investor or any other Person which is in contravention of this Section 2. In connection with any vote or action of the stockholders of the Company or any subsidiary thereof relating to any matter requiring consent as specified in Sections 2.1, 2.2 or 2.3.1, each Principal Investor agrees, with respect to any voting securities beneficially owned by such Principal Investor with respect to which it has the power to vote, (i) to vote against (and not act in any manner, including by way of a written consent, to approve) such matter if such matter has not been consented to by the Majority Principal Investors in accordance with Section 2.1.1, by the Majority Voting Principal Investors in accordance with Section 2.1.3, by the

Principal Investor Majority in accordance with Section 2.3.1 or approved by the Board in accordance with Section 2.2 and to take or cause to be taken all other reasonable actions, to the extent permitted by law, to prevent the taking of any action by the Company and any subsidiary thereof with respect to a matter unless such matter has been consented to by the Majority Principal Investors in accordance with Section 2.1.1, by the Majority Voting Principal Investors in accordance with Section 2.1.3, by the Principal Investor Majority in accordance with Section 2.3.1 or approved by the Board in accordance with Section 2.2, and (ii) to vote in favor of such matter if such matter has been consented to by the Majority Principal Investors in accordance with Section 2.1.1, by the Majority Voting Principal Investors in accordance with Section 2.1.3, by the Principal Investor Majority in accordance with Section 2.3.1 or approved by the Board in accordance with Section 2.2, and to take or cause to be taken all other reasonable actions, to the extent permitted by law, to cause the taking of all actions by the Company and any subsidiary thereof with respect to a matter which has been consented to by the Majority Principal Investors in accordance with Section 2.1.1, by the Majority Voting Principal Investors in accordance with Section 2.1.3, by the Principal Investor Majority in accordance with Section 2.3.1 or approved by the Board in accordance with Section 2.2.

2.8. Post-Initial Public Offering Governance. In connection with the Initial Public Offering, the Company shall adopt a governance structure (and amend Section 2 of this Agreement accordingly) approved by the Majority Principal Investors, which governance structure shall not Discriminate among the Principal Investor Groups, and, if necessary to give effect to such rights, the Principal Investors shall enter into a voting agreement to effect such governance structure.

2.9. Period. Each of the foregoing provisions of this Section 2 shall expire on the earliest of (a) a Change of Control, (b) the Initial Public Offering (other than Section 2.8), and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed).

2.10. Proxies. Each Principal Investor agrees that it shall not vote the Shares of any other Principal Investor pursuant to the proxies granted under Sections 2.1 and 2.2 of the Stockholders Agreement in any manner inconsistent with this Agreement, the Participation, Registration Rights and Coordination Agreement or the Stockholders Agreement.

3.	TRANSFER RESTRICTIONS.

3.1. Permitted Transferees. Any Permitted Transferee receiving Shares from a Principal Investor in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or (c) or 3.1.5 of the Stockholders Agreement shall be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Principal Investor that Transfers the Shares to such Permitted Transferee as if such Permitted Transferee were such Principal Investor. Prior to the initial Transfer of any Shares to any Permitted Transferee pursuant to Section 3.1.1, 3.1.4(b) or (c) or 3.1.5 of the Stockholders Agreement, and as a condition thereto, each holder of Shares effecting such Transfer shall (a) cause such Permitted Transferee to deliver to the Company and each of the Principal Investors (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement. Shares transferred to any Person (other than a Stockholder or a Permitted Transferee receiving Shares from a Principal Investor in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or (c) or 3.1.5 of the Stockholders Agreement) shall cease to be Shares for all purposes of this Agreement.

3.2. Transfer Between Principal Investor Groups. No Principal Investor shall Transfer Shares to another Principal Investor who is not a Permitted Transferee without the consent of the Majority Principal Investors; provided, that for purposes of calculating the Majority Principal Investors for this Section 3.2 only, the Principal Investors Groups of which the Principal Investors who are the prospective transferor and transferee shall be disregarded.

4.	COVENANTS.

4.1. Annual Budget. The Company will furnish each Principal Investor Group with a proposed annual operating budget for the Company and its subsidiaries, as well as any proposed material modifications to such budget or notice of any proposed action that is or would be reasonably likely to result in material variance therefrom; provided, any portion thereof that, in the good faith judgment of the Board, after consultation with competition counsel, relates to a portion of the Business as to which the Principal Investor Group is a Conflicted Principal Investor Group, shall not be delivered to the Conflicted Principal Investor Group.

4.2. Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine (provided that such period shall not be less than six (6) years following cessation of service), at its expense, insurance in an amount determined in good faith by the Board to be appropriate (provided that such amount shall not be lower than $25,000,000 unless otherwise agreed by the Majority Principal Investors), on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 4.2 shall survive any termination of this Agreement.

4.3. Expenses. All reasonable costs and expenses incurred by any current or former Principal Investor in (i) exercising or enforcing any rights afforded to such current or former Principal Investor under this Agreement, the Participation, Registration Rights and Coordination Agreement or the Stockholders Agreement, or (ii) amending, modifying, revising this Agreement, the Participation, Registration Rights and Coordination Agreement or the Stockholders Agreement, shall be paid or reimbursed by the Company. Costs and expenses subject to the preceding sentence shall include all attorneys’ fees and charges and all accounting fees and charges. Notwithstanding anything to the contrary herein, each Principal Investor shall be entitled to payment or reimbursement under this Section 4.3 for so long as such Principal Investor owns securities issued by the Company or its direct or indirect subsidiaries, irrespective of whether such Principal Investor ceases to be a Principal Investor in accordance with the definition thereof; provided, that such reimbursement shall not exceed $500,000 in the aggregate following such time as a Principal Investor ceases to be a Principal Investor hereunder.

4.4. Disclosure of Confidential Information. The Company’s senior management shall determine whether any information pertaining to the Company or any of its subsidiaries should be deemed to be Confidential Information and whether any Principal Investor should be treated as a Conflicted Principal Investor with respect thereto in accordance with the guidelines set forth in Exhibit 4.4 hereof. To assist the Company’s senior management in making such a determination, each Principal Investor shall comply with the procedures set forth in Exhibit 4.4 in connection with disclosure of such Principal Investor’s interests or potential interests (equity or otherwise) in other Persons. The Company, its subsidiaries, and their respective directors, officers, employees, equity holders, agents and representatives, shall not disclose Confidential Information to a Conflicted Principal Investor or any Affiliate thereof (including any Board Observers designated by such Principal Investor) with respect to such Confidential Information.

5.	REMEDIES.

5.1. General. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

6.	LEGENDS.

6.1. Restrictive Legend. Each certificate representing Shares issued or transferred to a Principal Investor shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A PRINCIPAL INVESTOR AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

6.2. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend, this Agreement, the Stockholders Agreement and the Participation, Registration Rights and Coordination Agreement are satisfied.

6.3. Transfer of Common Stock. Prior to the consummation of the Initial Public Offering, unless the prior written consent of the Majority Principal Investors shall have been given, no holder of Shares shall Transfer any shares of Common Stock pursuant to this Agreement, the Participation, Registration Rights and Coordination Agreement, the Stockholders Agreement or any other applicable agreement, unless one (1) share of Class L Stock is Transferred together with every nine (9) shares of Class A Stock Transferred to the applicable transferee; provided that such restriction on Transfer shall not limit the right of any individual to transfer one or more shares of Class L Stock or Class A Stock for the purposes of estate planning; and provided, further, that conversions of (i) Class A-1 Common Stock to Class A-2 Common Stock, (ii) Class A-2 Common Stock to Class A-1 Common Stock, (iii) Class L-1 Common Stock to Class L-2 Common Stock, and (iv) Class L-2 Common Stock to Class L-1 Common Stock, shall not be deemed a Transfer.

6.4. Shares held by Co-Investment Vehicles. Each Principal Investor Group agrees to convert shares of Class A-1 Common Stock and shares of Class L-1 Common Stock, if any, held by the Co-Investment Vehicles of such Principal Investor Group at any time into shares of Class A-2 Common Stock and shares of Class L-2 Common Stock, respectively, upon the receipt thereof by such Co-Investment Vehicle.

7.	AMENDMENT, TERMINATION, ETC.

7.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or termination, nor shall any oral waiver of any of its terms be effective.

7.2. Written Modifications. Subject to Section 2.3.2. this Agreement may be amended, modified, extended, terminated or waived (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Principal Investors; provided, however, that:

(a) the consent of each of the Principal Investor Groups shall be required for any Amendment of (i) the provisions of Section 2.3.2, (ii) any provision requiring unanimous consent of the Principal Investor Groups, or (iii) this clause (a) of Section 7.2;

(b) the consent of each Principal Investor or Principal Investor Group, as applicable, shall be required for any Amendment that Discriminates against the rights of such Principal Investor or Principal Investor Group, as applicable, as such under this Agreement as compared to the other Principal Investors or Principal Investor Groups, as applicable.

Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right of such holder hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 7.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent.

7.3. Withdrawal from Agreement. Any holder of Shares who ceases to be a member of a Principal Investor Group (each such holder, a “Withdrawing Holder”) shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification rights pursuant to Section 9.9 hereof with respect to any matter that (a) maybe an Indemnified Liability and (b) occurred prior to such withdrawal.

7.4. Termination; Effect of Termination. This Agreement shall terminate and, except as provided herein, be of no further effect, at such time as there are no longer any Principal Investors. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Principal Investor shall retain (a) the right to payment and reimbursement of certain expenses in accordance with Section 4.3, and (b) the indemnification, contribution and reimbursement rights pursuant to Section 9.9 hereof with respect to any matter that (i) may be an Indemnified Liability and (ii) occurred prior to such termination. In addition, the obligations of the Company to maintain insurance pursuant to Section 4.2 hereof shall survive such termination.

7.5. Federal Communications Laws and Antitrust Laws.

7.5.1. In the event that the Voting Principal Investors, after consultation with Company counsel and a Non Voting Principal Investor’s counsel (so long as such counsel is appointed promptly upon request by the Majority Voting Principal Investors), reasonably determine in good faith that one or more provisions of this Agreement relating to the rights of Non Voting Principal Investors in view of (i) an adverse Governmental Authority’s decision, order, written notice or ruling directed against the Company, a subsidiary thereof or such Non Voting Principal Investor, or (ii) a change in, modification, amendment or enactment of, applicable Governmental Authority’s laws, regulations, rules, decisions, orders, written notices, rulings, precedents or policies, are reasonably likely to cause or result in a violation of one or more Federal Communications Laws, the Voting Principal Investors, by unanimous vote, in the exercise of their reasonable good faith judgment, (A) in the case of an adverse Governmental Authority’s decision, order, written notice or ruling described in clause (i) above shall, and (B) otherwise, may, amend, modify and/or supplement the provisions of this Agreement (including by way of adding new provisions) to the extent deemed necessary in the good faith judgment of the Voting Principal Investors (by unanimous vote) to prevent or cure any such violations. For the avoidance of doubt, restrictions imposed on the exercise of equityholders’ rights under Federal Communications Laws involving a general analysis of facts and circumstances rather than the promulgation of rules of general applicability will not be dispositive of whether the rights granted hereunder will or will not violate such Laws, but will be considered in conjunction with all facts and circumstances related to the Company’s compliance with such Laws.

7.5.2. In the event that the Non Conflicted Principal Investors, after consultation with Company counsel and a Conflicted Principal Investor’s counsel (so long as such counsel is appointed promptly upon request by the Majority Non Conflicted Principal Investors), reasonably determine in good faith that one or more provisions of this Agreement relating to the rights of Conflicted Principal Investors in view of (i) an adverse Governmental Authority’s decision, order, written notice or ruling directed against the Company, a subsidiary thereof or such Conflicted Principal Investor, or (ii) a change in, modification, amendment or enactment of, applicable Governmental Authority’s laws, regulations, rules, decisions, orders, written notices, rulings, precedents or policies, are reasonably likely to cause or result in a violation of one or more Antitrust Laws, the Non Conflicted Principal Investors, by unanimous vote, in the exercise of their reasonable good faith judgment, (A) in the case of an adverse Governmental Authority’s decision, order, written notice or ruling described in clause (i) above shall, and (B) otherwise, may, amend, modify and/or supplement the provisions of this Agreement (including by way of adding new provisions) to the extent deemed necessary in the good faith judgment of the Non Conflicted Principal Investors (by unanimous vote) to prevent or cure any such violations. For the avoidance of doubt, restrictions imposed on the exercise of equityholders’ rights under

Antitrust Laws involving a general analysis of facts and circumstances rather than the promulgation of rules of general applicability will not be dispositive of whether the rights granted hereunder will or will not violate such Laws, but will be considered in conjunction with all facts and circumstances related to the Company’s compliance with such Laws.

7.5.3. In the event a Non Voting Principal Investor, after consultation with Company counsel, determines that one or more provisions of this Agreement relating to the rights of Voting Principal Investors can lawfully be held or exercised by Non Voting Principal Investors due to modifications in applicable Federal Communications Laws, the parties to this Agreement shall negotiate in good faith, and in consultation with Company counsel, to amend, modify and/or supplement the provisions hereto as is appropriate to permit such right to be held or exercised; provided that no such amendment, modification and/or supplement shall be made without the unanimous consent of all Voting Principal Investors.

7.5.4. In the event a Conflicted Principal Investor, after consultation with Company counsel, determines that one or more provisions of this Agreement relating to the rights of Non Conflicted Principal Investors can lawfully be held or exercised by Conflicted Principal Investors due to modifications in applicable Antitrust Laws, the parties to this Agreement shall negotiate in good faith, and in consultation with Company counsel, to amend, modify and/or supplement the provisions hereto as is appropriate to permit such right to be held or exercised; provided that no such amendment, modification and/or supplement shall be made without the unanimous consent of all Non Conflicted Principal Investors.

7.5.5. Any Principal Investor may, from time to time and at any time, waive, permanently or temporarily, any of its rights under this Agreement upon a written notice to the Company.

7.5.6. The parties hereto agree to use their respective commercially reasonable efforts to execute and deliver such documents and other information and make such filings with Governmental Authorities as may be required to permit a Voting Principal Investor to become a Non Voting Principal Investor.

8.	DEFINITIONS. For purposes of this Agreement:

8.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 8:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

8.2. Definitions. The following terms shall have the following meanings:

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Acquisition Target” shall mean any one or more assets (including any equity interests in any Person) or businesses that the Company or any subsidiary thereof intends to purchase, rent, lease in, license in, exchange or otherwise acquire; provided, that the management of the Company or any subsidiary thereof shall have notified the Board of such intention in writing.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Investors (and vice versa), (b) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, a private equity investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 7.2.

“Antitrust Laws” shall mean any federal, foreign or state law now or hereafter in effect (and any regulation thereunder), including the Sherman Act, the Clayton Act and the Hart-Scott-Rodino Act, in each case as amended, and regulations or policies promulgated thereunder, pertaining to antitrust, competition or fair trade matters.

“Board” shall mean the board of directors of the Company.

“Board Nominee” shall have the meaning set forth in Section 2.4.2.

“Board Observer” shall have the meaning set forth in Section 2.4.3.

“Business” means the business of the Company and its subsidiaries conducted at the any given time or which the Board has authorized the Company to develop or pursue (by acquisition or otherwise), which currently consist of Spanish-language media in the

U.S., including Spanish-language television broadcast networks, Spanish-language radio broadcast networks, ownership and operation of Spanish-language television and radio stations, Spanish-language music recording and music publishing, and Spanish-language Internet portals.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or Transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power) of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules), other than Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such -group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off or sale of one of the businesses of the Company or any subsidiary thereof, or a comparable transaction, or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity (measured by economic value or voting power) (i) of the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (ii) of the Company in the case of a transaction of the sort described in clause (b) above or (iii) of the acquiring entity in the case of a transaction of the sort described in clause (c) above. The parties hereto acknowledge and agree that a Strategic Investor Transaction shall not constitute a Change of Control for the purposes of this Agreement.

“Class A Stock” shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock and Class A-2 Common Stock.

“Class A and L Proceeds” shall have the meaning set forth in the Recitals.

“Class L Stock” shall mean the Class L Common Stock, par value $.001 per share, of the Company, which is comprised of Class L-1 Common Stock and Class L-2 Common Stock.

“Closing” shall have the meaning set forth in Section 1.1.

“Co-Investment Vehicle” shall mean any one of (a) the MDP Co-Investment Vehicles, collectively, (b) the PEP Co-Investment Vehicles, collectively, (c) the THL Co-Investment Vehicles, collectively, and (d) the TPG Co-Investment Vehicles, collectively.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Competitor” shall mean, with respect to any portion of the Business (i.e. a product or service provided in a given geographic area), any Person that is determined, in good faith, by the Board after consultation with the Company’s senior management and competition counsel, to be (a) in the same product or service (for illustration purposes only, music distribution, Internet portals, radio broadcasting and television broadcasting, whether or not in the same format, for illustration purposes only, Hispanic or English) and general geographic markets as such portion of the Business, (b) a provider of a material amount of programming to the Business or provides any other critical goods or services to the Business, other than a Strategic Investor approved in writing by the Majority Principal Investors, and (c) an Affiliate of any Person specified in clauses (a) or (b). The decision of the Board, after consultation with the Company’s senior management and competition counsel, as to a Person that constitutes a Competitor shall be final and binding upon the members of the Principal Investors and their Affiliates and Permitted Transferees.

“Conflicted Principal Investor” shall mean as of any applicable time, with respect to any Confidential Information relating to, or that could be reasonably likely to affect any portion of the Business (including an Acquisition Target or its acquisition by the Company or any subsidiary thereof), any Principal Investor or an Affiliate thereof, which (a) directly or indirectly (i) owns an interest in (other than a holder of up to 1% of the common stock of a publicly traded company) or has entered into a definitive and binding agreement (to the extent such agreement is in effect) to acquire, or manages, operates, controls or participates in the ownership, management, operation or control of, a

Competitor of such portion of the Business, or (ii) is engaged in discussions or negotiations for, or has taken action toward, the purchase, rent, lease in, license in, exchange or other acquisition of any assets (including equity interests in) of any Acquisition Target (including by way of executing confidentiality agreements, letters of intent or other agreements relating thereto), and (b) is reasonably likely to have a material conflict of interest with respect to such portion of the Business (including with respect to the Company’s or its subsidiaries’ intent to acquire such Acquisition Target), as determined in good faith by the Company’s senior management in accordance with the guidelines attached hereto as Exhibit 4.4, after consultation with competition counsel, and which determination of the Company’s senior management has not been overridden by a unanimous decision of the Non Conflicted Principal Investor Groups. For the purpose of this definition, a Principal Investor that alone or together with its Affiliates owns less than 10% of each class of the voting securities of a Competitor and does not have a right to appoint a director to the board of directors of such Competitor shall not be deemed to be a Conflicted Principal Investor pursuant to paragraph (a)(i) of the preceding sentence. If any member of a Principal Investor Group or any of its Affiliates is a Conflicted Principal Investor, the Principal Investor Group of which it is a member shall be a “Conflicted Principal Investor Group”.

“Confidential Information” shall mean, without limitation to any provision of the Stockholders Agreement, any confidential or proprietary information or other competitively sensitive information (as designated by the Company’s senior management in accordance with the guidelines attached hereto as Exhibit 4.4, after consultation with the Company’s competition counsel), including, but not limited to, information regarding strategic plans, sales, marketing, talent contracts, acquisition targets, and current or future pricing obtained from the Company or any subsidiary thereof, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement or the divulging Persons’ contractual or fiduciary obligations to the Company), (b) is or has been independently developed or conceived by the party holding such information without use of the Company’s or its subsidiaries’ Confidential Information, or (c) is or has been made known or disclosed to the party holding such information by a third party without a breach of any obligation of confidentiality such third party may have to the Company or any of its subsidiaries that is known to such party.

“Contract” shall mean any note, bond, mortgage, indenture, loan or credit agreement, or any other contract, agreement, lease, license, deed of trust permit, franchise or other instrument or obligation.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock, options, warrants or other securities which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock, including any Options and Warrants.

“DMA” designated market areas as defined from time to time by Nielsen Media Research Company.

“Discriminate(s)” and “Discrimination” mean, with respect to a specified party, to discriminate against such specified party as compared to other applicable parties in a manner that is, or is reasonably expected to be, materially and disproportionately adverse to the specified party.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Act Rules” shall mean the rules adopted by the Commission under the Exchange Act.

“Existing Debt Documents” shall mean (i) Credit Agreement dated as of March 29, 2007 by and among Opco, Univision of Puerto Rico Inc., the Lenders party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent and First-Lien Collateral Agent for the First-Lien Lenders and as Administrative Agent and Second-Lien Collateral Agent for the Second-Lien Lenders, Deutsche Bank Securities Inc. (“DBSI”) and Banc Of America Securities LLC (“BOFAS”), as Arrangers for the First-Lien Facilities, DBSI and Credit Suisse, as Arrangers for the Second-Lien Facility, BOFAS, as documentation agent, and Credit Suisse, Cayman Islands Branch, Wachovia Bank, National Association, The Royal Bank Of Scotland, PLC and Lehman Brothers Inc., as joint syndication agents, (ii) 3.50% Opco Senior Notes due on 2007, (iii) 3.875% Opco Senior Notes due on 2008, (iv) 7.85% Opco Senior Notes due on 2011, and (v) 9.75%/10.50% Opco Senior Notes due on 2015.

“Family Member” shall mean, with respect to any natural Person, (a) any. lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased and (d) any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (c) above.

“Federal Communications Laws” shall mean any law of the United States now or hereafter in effect (and any regulation thereunder), including the Communications Act of 1934, as amended, and regulations or policies promulgated thereunder, pertaining to the ownership and/or operation or the business activities of (x) any television or radio broadcast station, daily newspaper, cable television system, direct broadcast satellite system or any other medium of mass communications or (y) any provider of programming content to any such medium.

“Governmental Authority” means any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency, commission or court.

“Group Related Affiliate” shall have the meaning set forth in the definition of Principal Investor Majority.

“Indemnified Liabilities” shall have the meaning set forth in Section 9.9.

“Indemnitees” shall have the meaning set forth in Section 9.9.

“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Investors” shall have the meaning given to such term in the Participation, Registration Rights and Coordination Agreement.

“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares of the applicable class(es).

“Majority MDP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the MDP Investors.

“Majority Non Conflicted Principal Investors” mean as of any applicable time, with respect to any Confidential Information relating to, or that could be reasonably likely to affect any portion of the Business (including an Acquisition Target or its acquisition by the Company or any of its subsidiaries), (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Common Stock then held by all Principal Investor Groups that are not Conflicted Principal Investors with respect to such affected portion of the Business (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Principal Investor Groups that are not Conflicted Principal Investors with respect to such portion of the Business (without taking into account Shares held by Co-Investment Vehicles that are part of such Group); provided, that if the aggregate number of Principal Investor Groups that are not Conflicted Principal Investors with respect to such portion of the Business is an even number and a majority of the Principal Investor Groups that are not Conflicted Principal Investors has not reached agreement or consented with respect to a matter, the term “Majority Non Conflicted Principal Investors” shall be determined by reference to paragraph (a) of this definition only.

“Majority PEP Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the PEP Investors.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Common Stock then held by all Principal Investor Groups (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Principal Investor Groups; provided, that if the aggregate number of Principal Investor Groups is an even number and a majority of the Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Principal Investors” shall have the meaning set in paragraph (a) of this definition only.

“Majority SCG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the SCG Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the THL Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“Majority Voting Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups (excluding, in each case, Co-Investment Vehicles that constitute part of such Principal Investor Group) that, in the aggregate, hold at least 60% of the outstanding Class A-1 Common Stock and Class L-1 Common Stock then held by all Voting Principal Investor Groups (without taking into account Shares held by Co-Investment Vehicles that are part of such Group) and (b) a majority of the Voting Principal Investor Groups (without taking into account Shares held by Co-Investment Vehicles that are part of such Group); provided, that if the aggregate number of Voting Principal Investor Groups is an even number and a majority of the Voting Principal Investor Groups has not reached agreement or consented with respect to a matter, the term “Majority Voting Principal Investors” shall have the meaning set in paragraph (a) of this definition only.

“MDP” shall mean, as of any date, Madison Dearborn Capital Partners IV, L.P., MDCPIV Intermediate (Umbrella), L.P., Madison Dearborn Capital Partners V-A, L.P., MDCPV Intermediate (Umbrella), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“MDP Co-Investment Vehicles” shall mean, as of any date, MDCP Foreign Co-Investors (Umbrella), L.P., MDCP US Co-Investors (Umbrella), L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of MDP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither MDCPIV Intermediate (Umbrella), L.P., MDCPV Intermediate (Umbrella), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“MDP Investors” shall mean, as of any date, MDP, the MDP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Midco” shall have the meaning set forth in the Preamble.

“Minimum Total Combined Investment” means shares of Common Stock valued at an initial cost of $120,000,000 as of March 29, 2007, subject to reduction effective immediately prior to any Proportionate Reduction Event; provided, however, that no such reduction shall be made to the extent that the effect of such Proportionate Reduction Event is to offset the effect of any Proportionate Increase Event occurring since the later of: (x) the most recent Proportionate Reduction Event, if any, for which a reduction was made, and (y) the date of the Closing.

“Non Conflicted Principal Investor” shall mean a Principal Investor which is not a Conflicted Principal Investor.

“Non Conflicted Principal Investor Group” shall mean a Principal Investor Group which is not a Conflicted Principal Investor Group.

“Non Voting Principal Investor” shall mean a Principal Investor which is not a Voting Principal Investor.

“Non Voting Principal Investor Group” shall mean a Principal Investor Group which is not a Voting Principal Investor Group.

“Opco” shall have the meaning set forth in the Recitals.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than (i) any such option held by the Company or Midco or any direct or indirect subsidiary thereof, or (ii) any right to purchase Shares pursuant to the Stockholders Agreement.

“Participation, Registration Rights and Coordination Agreement” shall have the meaning set forth in the Recitals.

“PEP” shall mean, as of any date, Providence Equity Partners V (Umbrella US) L.P., Providence Equity Partners VI (Umbrella US) L.P., Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“PEP Co-Investment Vehicles” shall mean, as of any date, Providence Co-Investors (Univision) L.P., Providence Co-Investors (Univision US) L.P. and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of PEP, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither Providence Investors V (Univision) L.P., Providence Investors VI (Univision) L.P., nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“PEP Investors” shall mean, as of any date, PEP, the PEP Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Permitted Transferee” shall mean, in respect of (a) any Principal Investor, (i) any Affiliate of such Principal Investor or (ii) any successor entity or, with respect to a Principal Investor organized as a trust, any successor trustee or co-trustee of such trust, and (b) any SCG Investor, (i) any Person which is controlled by or for the benefit of Haim Saban or Cheryl Saban (or in the event of their divorce, their subsequent respective spouses) (collectively “Saban”) or their Family Members, (ii) then-current or former officers and/or employees of Saban or entities controlled by Saban who were issued such interests as a result of or in connection with their employment by Saban, or such officers’ and/or employees’ Family Members to the extent they receive such transferred interests initially issued to such officer or employee as a result of or in connection with his or her employment by Persons controlled by Saban, and (iii) any trust, custodianship or other entity created for estate or tax planning purposes all of the beneficiaries of which are any of the persons listed in clause (i) to (iii) of this paragraph (b); in each case described in clauses (a) and (b), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.1 and the Stockholders Agreement. In addition, any Investor shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean the 8.64% Cumulative Preferred Stock, par value $.001 per share, of Midco.

“Principal Investor” shall have the meaning set forth in the Preamble.

“Principal Investor Group” shall mean any one of (a) the MDP Investors, collectively, (b) the PEP Investors, collectively, (c) the SCG Investors, collectively, (d) the THL Investors, collectively, and (e) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the Closing, and at all times thereafter, as such Principal Investor Group ceases to hold Shares representing a Total Combined Investment of at least the Minimum Total Combined Investment (excluding, in each case, Shares held by Co-Investment Vehicles that constitute part of such Principal Investor Group); provided, further, that no adjustment or modification to the term “Minimum Total Combined Investment” shall cause any former Principal Investor Group to again become a Principal Investor Group. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority MDP Investors, the Majority PEP Investors, the Majority THL Investors, the Majority TPG Investors, or the Majority SCG Investors, as the case may be, except as otherwise specifically set forth herein.

“Principal Investor Majority” shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and a Principal Investor Group (or any member thereof) or one of its, or their, Affiliates on the other (a “Group Related Affiliate”), (a) Principal Investor Groups that are not and whose Affiliates are not Group Related Affiliates and who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups that are not and whose Affiliates are not a Group Related Affiliate with respect to such transaction, or (b) if each Principal Investor Group and/or an Affiliate of each Principal Investor Group is a Group Related Affiliate with respect to such transaction, the Majority Principal Investors.

“Proceeds” shall have the meaning set forth in the Recitals.

“Proportionate Event” shall mean, at any time that immediately prior thereto there is more than one Principal Investor Group, the consummation of any transaction or series of related transactions (including pursuant to a Recapitalization Transaction (as such term is defined in the Stockholders Agreement)), whether or not the Company is a party thereto, that effects a reduction (a “Proportionate Reduction Event”) or increase (a “Proportionate Increase Event”) in the Total Combined Investment of the Principal Investor Group’s holdings that, in the good faith determination of the Majority Principal Investors (identified as of immediately prior to such consummation), is substantially proportionate with respect to each such Principal Investor Group’s holdings.

“Proportionate Increase Event” shall have the meaning set forth in the definition of Proportionate Event.

“Proportionate Reduction Event” shall have the meaning set forth in the definition of Proportionate Event.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Institutional Investors” shall mean (a) the MDP Investors, (b) the PEP Investors, (c) the SCG Investors, (d) the THL Investors, (e) the TPG Investors, and (h) the respective Affiliates of the foregoing Persons.

“Revolving Credit Facility” shall mean the Revolving Loans drawn under the Existing Debt Documents, or any successor agreements thereto as approved by the Board.

“SCG Investors” shall mean, as of any date, SCG Investments II, LLC and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Securities Act” shall mean the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

“Shares” shall mean (a) all shares of Stock held by a Principal Investor, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Convertible Securities and (b) all Convertible Securities held by a Principal Investor (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Strategic Investor” shall mean any (a) Person that is determined, in good faith, by the Majority Principal Investors to be a potential strategic investor in the Company or any of its subsidiaries and (b) any Affiliate and/or co-investor of any such Person specified in clause (a).

“Strategic Investor Transaction” shall mean a transaction approved by the Majority Principal Investors in which one or more classes of securities (including Convertible Securities and rights therefore and debt securities) issued by the Company or any of its direct or indirect subsidiaries are to be issued to one or more Strategic Investors and/or required by the Majority Principal Investors to be Sold by the Stockholders to one or more Strategic Investors; provided, however, that (A) any such transaction shall be consummated within twenty four (24) months after the Closing Date, and (B) the reduction in the ownership of the Company or any of its subsidiaries resulting from such transaction shall be on a pro rata basis among all Stockholders (other than (i) de minimis differences, (ii) if agreed by the Majority Principal Investors, securities held by the management of the Company and its subsidiaries or any other stockholder thereof which is not a Principal Investor being reduced, if at all, on less than pro rata basis, and (iii) if such transaction is consummated on or prior to September 30, 2008, the SCG Investors not being obligated to Sell Shares resulting, after giving effect to such Strategic Investor Transaction, in the SCG Investors, in the aggregate, holding Shares valued at an initial cost of less than $250,000,000); provided, that each Principal Investor Group shall have the right to determine the type and number of Shares and/or other securities that shall be transferred by each member of its own Principal Investor Group to satisfy its pro rata portion of the securities to be Sold in such transaction.

“Stock” shall mean the Common Stock and the Preferred Stock.

“Stockholders” shall have the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“subsidiary” of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Televisa” means Grupo Televisa, S.A. and any Affiliate thereof.

“Third-Party Claim” shall have the meaning set forth in Section 9.9.

“THL” shall mean, as of any date, Thomas H. Lee Equity Fund VI, L.P., THL Equity Fund VI Investors (Univision), L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“THL Co-Investment Vehicles” shall mean, as of any date, THL Equity Fund VI Intermediate Investors (Univision), L.P., THL Equity Fund VI Intermediate Investors (Univision US), L.P., THL Equity Fund VI Investors (GS), LLC and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of THL, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither THL Equity Fund VI Investors (Univision), L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“THL Investors” shall mean, as of any date, THL, the THL Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Total Combined Investment” means with respect to a Person or group of Persons at any time, the number of shares of Common Stock then held by such Person or group.

“TPG” shall mean, as of any date, TPG Umbrella IV, L.P., TPG Umbrella V, L.P., TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“TPG Co-Investment Vehicles” shall mean, as of any date, TPG Umbrella Co-Investment, L.P., TPG Umbrella International Co-Investment, L.P., and their respective successor entities, and any Affiliated Fund thereof if, in each case, (i) substantially all of the equity thereof (including amounts paid for the acquisition of any Convertible Securities to subscribe for, purchase or otherwise acquire such equity) has not been contributed by the same investors, partners and members as contributed to the equity of TPG, (ii) such entity has been formed for the main purpose of investing in the Company or any Affiliate thereof, and (iii) such entity is a Stockholder and owns Shares. For the avoidance of doubt, neither TPG Umbrella International IV, L.P., TPG Umbrella International V, L.P. nor any successor thereof shall be deemed to be a Co-Investment Vehicle for the purposes of this Agreement.

“TPG Investors” shall mean, as of any date, TPG, the TPG Co-Investment Vehicles, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares (or any voting or economic interest therein) to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Section 3.1 if (i) a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee or (ii) with respect to a holder of Shares which was formed primarily for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder. For the avoidance of doubt, a conversion of Class A-1 Stock to Class A-2 Stock, and vice versa, and the conversion of Class L-1 Stock to Class L-2 Stock, and vice versa, shall not be deemed as a Transfer.

“Univision” shall have the meaning set forth in the Preamble.

“Venevision” means Venevision International, Inc. and any Affiliate thereof.

“Voting Principal Investor” and “Voting Principal Investor Group” means, as of any time, Principal Investors then holding, alone or together with their Affiliates, directly or indirectly, 5% or more of the voting equity of the Company or Midco.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Withdrawing Holder” shall have the meaning set forth in Section 7.3.

9.	MISCELLANEOUS.

9.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

9.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, Midco or Opco, to it:

c/o Univision Communications Inc.

1999 Avenue of the Stars, Suite 3050

Los Angeles, California 90067

Facsimile No.: (310) 556-1526

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

if to a MDP Investor or to the MDP Principal Investor Group, to it:

c/o Madison Dearborn Partners

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1221

Attention: James N. Perry, Jr.

with a copy (which shall not constitute notice) to:

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1041

Attention: Mark Tresnowski, Esq.

if to a PEP Investor or to the PEP Principal Investor Group, to it:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 751-1790

Attention: Jonathan M. Nelson

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

If to a SCG Investor or to the SCG Principal Investor Group, to it:

c/o Saban Capital Group

10100 Santa Monica Boulevard

Los Angeles, California 90067

Facsimile No.: (310) 557-5100

Attention: Adam Chesnoff

with a copy (which shall not constitute notice) to:

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Niveen Tadros, Esq.

If to a THL Investor or to the THL Principal Investor Group, to it:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 227-3514

Attention: Scott Sperling

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David P. Kreisler, Esq.

If to a TPG Investor or to the TPG Principal Investor Group, to it:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Facsimile No.: (817) 871-4010

Attention: Clive D. Bode

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile No.: (212) 225-3999

Attention: Paul L. Shim, Esq.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the, first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

9.3. Binding Effect, Etc. Except for the Stockholders Agreement and the Participation, Registration Rights and Coordination Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Principal Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

9.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

9.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

9.6. Severability. In the event that any provision hereof, including the consent, participation, governance and information rights granted to Principal Investors pursuant to this Agreement, would, under applicable law, including applicable Antitrust Laws and Federal Communications Laws, be invalid, unlawful or unenforceable in any respect or cause the Company or any subsidiary thereof to be in violation of applicable law or subject to a risk of material loss or damage, such provision shall be construed by modifying or limiting such provision so as to be valid and enforceable under and in compatible with applicable law, including applicable Antitrust Laws and Federal Communications Laws, and to avoid such risk to the Company. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

9.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Principal Investors may be partnerships or limited liability companies, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member or manager of any Principal Investor or of any partner, member, manager, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Principal Investor or any current or future member of any Principal Investor or any current or future director, officer, employee, partner, member or manager of any Principal Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Principal Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

9.8. Obligations of Company, Midco and Opco. Each of the Company, Midco and Opco shall be jointly and severally liable for any obligation of any of the Company, Midco or Opco pursuant to this Agreement.

9.9. Indemnity and Liability, Reimbursement. Each of the Company, Midco and Opco, jointly and severally, will indemnify, exonerate and hold each of the Principal Investors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement, any transaction to which any of the Company, Midco or Opco is a party or any other circumstances with respect to any of the Company, Midco or Opco (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of (A) any breach of this Agreement, the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement by such Indemnitee or its affiliated or associated Indemnitees or other related Persons or (B) any transaction entered into after the Closing or other circumstances existing after the Closing with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of any of the Company, Midco or Opco), (ii) operations of, or services provided by any of the Indemnitees to, any of the Company, Midco or Opco, or any of their Affiliates from time to time, (iii) the Principal Investor’s purchase and/or ownership of Shares or any other equity security of the Company, Midco or Opco, or (iv) any litigation to which any Indemnitee is made a party in its capacity as a stockholder or owner of securities of the Company, Midco or Opco (or party related thereto); provided that the foregoing indemnification rights shall not be available in the event that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct; and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company, Midco or Opco will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 9.9, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by any of the Company, Midco or Opco, then such payments shall be promptly repaid by such Indemnitee to the Company, Midco and Opco. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to any of the Company, Midco or Opco or any of their Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If all Principal Investor Groups are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 9.9 only with the consent of the Majority Principal Investors (determined based on the Principal Investor Groups existing at the time of the events giving rise to such claim for indemnification). A “Third-Party Claim” means any (i) claim brought by a Person other than the Company, Midco, Opco or any of their subsidiaries, a Principal Investor or any Indemnitee and (ii) any derivative claim brought in the name of the Company, Midco, Opco or any of their respective subsidiaries that is initiated by a Person other than a Principal Investor or any Indemnitee. Each of the Company, Midco and Opco, jointly and severally, also agrees to reimburse each Indemnitee for any reasonable expenses incurred by such Indemnitee in connection with the maintenance of its books and records, preparation of tax returns and delivery of tax information to its partners or members in connection with the applicable Principal Investor’s investment in the Company, Midco or Opco.

10.	GOVERNING LAW.

10.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2 hereof is reasonably calculated to give actual notice.

10.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WANES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*
Name:
Title:

MIDCO:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
Name:
Title:

ACQUISITION SUB:	UMBRELLA ACQUISITION, INC.

	By:	*
Name:
Title:

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ James C. Carlisle
Name:	James C. Carlisle
Title:	Vice President

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

THE PRINCIPAL INVESTORS:

MDP INVESTORS

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCPIV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners IV, L.P. its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

MDCPV INTERMEDIATE (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCP FOREIGN CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

MDCP US CO-INVESTORS (UMBRELLA), L.P.

By:	Madison Dearborn Partners V-A&C, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	*
Name:	James N. Perry, Jr.
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*”under the heading of MDP INVESTORS:

/s/ James N. Perry, Jr.
Name:	James N. Perry, Jr.
Title:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

PEP INVESTORS

PROVIDENCE INVESTORS V (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE EQUITY PARTNERS V (UMBRELLA US) L.P.

By:	Providence Equity GP V L.P., its General Partner

By:	Providence Equity Partners V L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE INVESTORS VI (UNIVISION) L.P.

By:	Providence VI Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE EQUITY PARTNERS VI (UMBRELLA US) L.P.

By:	Providence Equity GP VI L.P., its General Partner

By:	Providence Equity Partners VI L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

PROVIDENCE CO-INVESTORS (UNIVISION) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

PROVIDENCE CO-INVESTORS (UNIVISION US) L.P.

By:	Providence Umbrella GP L.L.C., its General Partner

By:	*
Name:	Mark Masiello
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of PEP INVESTORS:

/s/ Mark Masiello
Name:	Mark Masiello
Title:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

SCG INVESTMENTS II, LLC, a Delaware LLC

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Manager

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

TPG INVESTORS

TPG UMBRELLA IV, L.P.

By:	TPG Advisors IV, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA V, L.P.

By:	TPG Advisors V, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA INTERNATIONAL IV, L.P.

By:	TPG Advisors IV, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

TPG UMBRELLA INTERNATIONAL V, L.P.

By:	TPG Advisors V, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

TPG UMBRELLA INTERNATIONAL CO-INVESTMENT, L.P.

By:	TPG Advisors V, Inc., its General Partner

By:	*
Name:	Clive D. Bode
Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of TPG INVESTORS:

By:	/s/ Clive D. Bode
Clive D. Bode

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

THL INVESTORS

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sparling
Its:	Managing Director

THL EQUITY FUND VI INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION), L.P.

By:	THL Equity Advisors VI, LLC, its general partner

By:	Thomas H. Lee Partners, L.P., its sole member

By:	Thomas H. Lee Advisors, LLC, its general partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

THL EQUITY FUND VI INTERMEDIATE INVESTORS (UNIVISION US), L.P.

By:	THL Equity Advisors VI, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Sole Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	*
Name:	Scott Sperling
Its:	Managing Director

THL EQUITY FUND VI INVESTORS (GS), LLC

By:	THL Equity Advisors VI, LLC, its Manager

By:	*
Name:	Scott Sperling
Its:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” under the heading of THL INVESTORS:

By:	/s/ Scott Sperling
Name:	Scott Sperling
Its:	Managing Director

SIGNATURE PAGE TO PRINCIPAL INVESTORS AGREEMENT

SCHEDULE I

Stockholder Name	Class A-1 Common Stock	Class A-2 Common Stock	Class L-1 Common Stock	Class L-2 Common Stock	Convertible Securities	Preferred Stock
MDP Investors

Madison Dearborn Capital Partners IV, AIV L.P.	1,504,710		167,190			420,235

MDCPV Intermediate (Umbrella), L.P.	311,853		34,650			87,094

Madison Dearborn Capital Partners V-A, AIV L.P.	1,672,753		185,861			467,165

MDCPIV Intermediate (Umbrella), L.P.	638,181		70,909			178,231

MDCP US Co-Investors (Umbrella), L.P.		567,677		63,075		158,541

MDCP Foreign Co-Investors (Umbrella), L.P.		865,161		96,129		241,622

Total MDP Investors:	4,127,497	1,432,838	458,610	159,204		1,552,888

PEP Investors

Providence Equity Partners V (Umbrella US) L.P.	1,558,029		173,114			435,126

Providence Investors V (Univision) L.P.	753,961		83,773			210,566

Providence Equity Partners VI (Umbrella US) L.P.	893,713		99,301			249,596

Providence Investors VI (Univision) L.P.	725,506		80,612			202,619

Providence Co-Investors (Univision US) L.P.		215,511		23,946		60,188

Providence Co-Investors (Univision) L.P.		1,413,617		157,069		394,794

Total PEP Investors:	3,931,209	1,629,128	436,800	181,015		1,552,889

SCG Investors

SCG Investments II, LLC	2,077,244		230,805			580,131

Stockholder Name	Class A-1 Common Stock	Class A-2 Common Stock	Class L-1 Common Stock	Class L-2 Common Stock	Convertible Securities	Preferred Stock
TPG Investors

TPG Umbrella IV, L.P.	1,287,683		143,076			359,623

TPG Umbrella International IV, L.P.	694,023		77,114			193,826

TPG Umbrella V, L.P.	2,015,670		223,963			562,935

TPG Umbrella International V, L.P.	1,513,243		168,138			422,618

TPG Umbrella Co-Investment, L.P.		112,132		12,459		31,316

TPG Umbrella International Co-Investment, L.P.		416,498		46,278		116,319

Total TPG Investors:	5,510,619	528,630	612,291	58,737		1,686,637

THL Investors

Thomas H. Lee Equity Fund VI, L.P.	1,674,648		186,072			467,695

THL Equity Fund VI Investors (Univision), L.P.	1,297,911		144,212			362,480

THL Equity Fund VI Intermediate Investors (Univision US), L.P.		591,924		65,769		165,312

THL Equity Fund VI Intermediate Investors (Univision), L.P.		1,978,608		219,845		552,584

THL Equity Fund VI Investors (GS), LLC		17,245		1,916		4,816

Total THL Investors:	2,972,559	2,587,777	330,284	287,530		1,552,887

Exhibit 4.4

Broadcasting Media Partners Inc.

Guidelines and Procedures for Disclosure of

Confidential Information to Conflicted Principal Investors

The Board of Directors of Broadcasting Media Partners, Inc., upon consultation with the Company’s competition counsel, may adopt an Antitrust Compliance Statement (the “Compliance Statement”) with respect to Broadcasting Media Partners, Inc. and its subsidiaries (collectively, the “Company”). The Compliance Statement shall set out the basic antitrust legal principles that arise from the fact that certain Principal Investors hold, or may in the future hold, ownership interests in the Company along with ownership interests in other companies that may be competitors of the Company, including (i) restrictions on a Principal Investor’s ability to affect Company decisions regarding competitively sensitive initiatives; and (ii) restrictions on the provision of competitively sensitive information to Principal Investors with conflicting interests.

The Company and its principal equity owners have entered into a Principal Investors Agreement dated as of March 29, 2007 (the “PIA”) pursuant to which they have agreed to establish guidelines and procedures for the withholding of Confidential Information from Conflicted Principal Investors in order to assure compliance with the Compliance Statement, when adopted, and Antitrust Laws. Capitalized terms used herein and not otherwise defined have the meanings given such terms in the PIA.

(1) Disclosure of Interests. Each Principal Investor will keep the Company’s Chief Executive Officer, President, Chief Financial Officer and General Counsel (“Senior Management”) promptly and fully informed as to its investments in any Competitor or Person that is reasonably likely to become a Competitor (an “Identified Company”). With respect to each Identified Company, the Principal Investor will disclose all information reasonably needed by Senior Management to evaluate whether specific Confidential Information should be withheld from such Principal Investor in view of its relationship with the Identified Company, including its ownership percentage in the Identified Company (and whether voting or non-voting), the number of directors (and observers) on the Identified Company’s Board (and its committees) that represent such Principal Investor (or any Affiliate hereof), the names of its board members and observers, and the Identified Company’s products and/or services that compete or are reasonably likely to compete with any product or service of the Company (for illustration purposes only, music distribution, Internet portals, radio broadcasting and television broadcasting, whether or not in the same format (for illustration purposes only, Hispanic or English)) in a given geographic area. Each Principal Investor also will promptly inform the Senior Management upon entering into a definitive and binding agreement (to the extent such agreement is in effect) to acquire, or invest in, any Competitor. Each Principal Investor also will promptly advise the Senior Management whenever it is engaged in discussion or negotiations for the acquisition of, or investment in, an Acquisition Target (including by way of executing confidentiality agreements, letters of intent or similar agreements). All non public information provided by Principal Investors to Senior Management shall be held in strict confidence and shall be used only to assist in evaluating whether certain Confidential Information will be withheld from a Principal Investor in accordance with paragraph 2 below.

(2) Senior Management Review. Prior to the delivery to any Principal Investor (or any Affiliate hereof) of any Confidential Information, the Senior Management, in consultation with the competition counsel and other advisors, will make a good faith determination as to whether all or any portion of such Confidential Information should be withheld from such Principal Investor (and its Affiliates) (the “Withheld Information”) because such Principal Investor has a conflict of interest with respect to such Confidential Information or the disclosure thereof would present a risk of violating the Compliance Statement, when adopted, or Antitrust Laws. In the event of uncertainty as to whether any particular Confidential Information should be classified as Withheld Information, the Senior Management should consult with the Company’s outside competition counsel to assure the Company complies with the Compliance Statement, when adopted, and Antitrust Laws. Senior Management also should discuss with competition counsel any practical methods to limit the amount of Withheld Information (e.g., by consolidating information on any single competitive market with a broad group of markets that are not competitive vis a vis such Conflicted Principal Investor), with the objective of providing as much meaningful Confidential Information to Conflicted Principal Investors as is practical under the circumstances and does not present a risk of violating or the appearance of violating Antitrust Laws. .

(3) Principal Investors Override. The Principal Investors who are not Conflicted Principal Investors with respect to any particular Withheld Information, by unanimous vote, may in their sole discretion and in consultation with competition counsel, direct the release of all or any portion of the Withheld Information.

(4) Inadvertent Disclosure. If a Principal Investor receives any Confidential Information as to which it is a Conflicted Principal Investor, such Information shall not be divulged to a Competitor or any of its personnel monitoring an investment in, or serving as a director (or observer) on the board of directors (or any committee thereof) of a Competitor or be used by such Principal Investor for any purpose that would present a risk of violating the Compliance Statement, when adopted, or Antitrust Laws. Such Principal Investor shall have a duty to promptly return all copies of such inadvertently produced Confidential Information upon learning of its inadvertent disclosure, and shall have a duty to advise Senior Management of all Persons to whom such Confidential Information was disseminated and shall use its best efforts to obtain the return or destruction of such Confidential Information.

(5) Participation in Meetings of the Board and its Committees. Representatives of Principal Investors serving as directors on the Board or any committee thereof or as Board Observers shall not participate in any portion of a meeting of the Board or any of its committees during which there will be discussed Confidential Information as to which such Principal Investor is a Conflicted Principal Investor, and shall recuse themselves, or be recused as described herein, from such portions of such meetings. In the event of a disagreement as to whether recusal from a meeting is required, the majority of the representatives on the Board (or the applicable committee) appointed by the Principal Investors who are not Conflicted Principal Investors with respect to the Confidential Information to be discussed shall make a good faith determination as to whether recusal is required. The Principal Investors, will use good faith efforts to conduct meetings of the Board (and its committees) in a manner that limits the amount of time representatives of Conflicted Principal Investors are required to be recused from the meetings.

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